UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2014

THESTREET, INC.
(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR
NEW YORK, NEW YORK 10005
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (212) 321-5000

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01        Completion of Acquisition or Disposition of Assets

On October 31, 2014, The Deal, LLC, a wholly owned subsidiary of TheStreet, Inc., a Delaware corporation (collectively, “the Company”) completed the previously announced acquisition of the entire issued and to be issued share capital of Management Diagnostics Limited ("MDL"), a private limited company headquartered in London, England. MDL owns BoardEx, the leading institutional relationship capital management database and platform (the “Product”).

The Company paid approximately $21 million in cash, as the Company assumed net working capital as part of the purchase, with an agreed purchase price of $22.5 million. The purchase price is subject to a holdback covering certain tax, warranty and indemnity claims and certain deductions relating to purchase price adjustments, taxes and other closing costs. In addition, certain MDL shareholders may be entitled to receive an earn-out payment based on net revenue attributable to the Product for the calendar year ending December 31, 2017. The Company has the right to deduct certain taxes and claims from any earn-out amount that would otherwise be payable under the share purchase agreement. It is expected that any earn-out payable will be paid in the second quarter of 2018. Finally, in connection with the acquisition, the Company purchased Warranty and Indemnity Insurance from Pembroke Syndicate 4000 at Lloyds with a policy limit of $5 million dollars, subject to an excess.

Item 8.01 – Other Events.

On November 3, 2014, the Company issued a press release announcing its completion of the acquisition of MDL. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

 Item 9.01 – Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K is filed.

(b) Pro Forma Financial Information.

The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K is filed.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated November 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2014

THESTREET, LLC

By:	/s/ John Ferrara
Name:	John Ferrara
Title:	Chief Financial Officer